Exhibit 99

FOR IMMEDIATE RELEASE DATE: OCTOBER 18, 2005	CONTACT: BOB READY OR RON STOWELL (513) 793-3200

LSI INDUSTRIES INC. AMENDS COMPENSATION PLAN,
PROVIDES FIRST QUARTER GUIDANCE, AND REAFFIRMS
FAVORABLE OUTLOOK FOR FISCAL 2006

Cincinnati, October 18, 2005 – LSI Industries Inc. (Nasdaq:LYTS) today announced that it will take a non-cash net of tax charge of $348,000 ($0.02 per share) during the first quarter of fiscal 2006 ended September 30, 2005 related to the variable accounting treatment of its deferred compensation plan. Pursuant to its earlier indication, the Company has adopted changes to its deferred compensation plan, effective September 9, 2005, thereby eliminating variable accounting treatment so as to avoid similar charges in the future. For the first quarter of fiscal 2006, the Company now expects to report diluted per share earnings in the range of $0.17 to $0.18, after giving effect to the aforementioned charge, on net sales of approximately $71 million. Management reaffirmed its optimism for the business and continues to expect to report higher sales and earnings for fiscal 2006.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used. Such statements are based upon current expectations of the Company and speak only as of the date made. Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties. These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, reliance on key customers, financial difficulties experienced by customers, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs, unexpected difficulties in integrating acquired businesses, and the ability to retain key employees of acquired businesses. The Company has no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

        LSI Industries is an Image Solutions company, combining integrated design, manufacturing, and technology to supply its own high quality lighting fixtures and graphics elements for applications in the retail, specialty niche, and commercial markets. The Company’s Lighting Segment produces high performance products dedicated to the outdoor, architectural outdoor, indoor, architectural

LSI Industries Inc.
October 18, 2005

indoor and accent/downlight markets. The Graphics Segment provides a vast array of products and services including signage, menu board systems, active digital signage, decorative fixturing, design support, engineering and project management for custom programs for today’s retail environment. LSI’s major markets are the petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts) and the commercial / industrial lighting markets. LSI employs approximately 1,600 people in fifteen facilities located in Ohio, California, New York, North Carolina, Kansas, Kentucky, Oregon, Rhode Island, Tennessee, Texas and Washington. The Company’s common shares are traded on the Nasdaq National Market under the symbol LYTS.

For further information, contact either Bob Ready, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note: Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.